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                                                                     Exhibit 4.5

                             Berkshire Hathaway Inc.

                          Registration Rights Agreement

                                                                    May 28, 2002

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Berkshire Hathaway Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchaser (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) the SQUARZ Securities (as defined herein). As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchaser thereunder, the Company agrees with the Purchaser for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

      "Act" or "Securities Act" means the United States Securities Act of 1933, as amended.

      "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Amount" means, for each SQUARZ and each Note in the principal amount of $10,000 that does not constitute a component of a SQUARZ, $10,000.

      "Class A Common Stock" means the Company's Class A Common Stock, par value $5.00 per share.

      "Class B Common Stock" means the Company's Class B Common Stock, par value $0.1667 per share.

      "Closing Date" means the First Time of Delivery as defined in the Purchase Agreement.

      "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

      "Common Stock" means the Class A Common Stock and the Class B Common
Stock.

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      "Effective Failure" has the meaning assigned thereto in Section 6(b)
hereof.

      "Effectiveness Period" has the meaning assigned thereto in Section 2(b)(i) hereof.

      "Effective Time" means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

      "Electing Holder" has the meaning assigned thereto in Section 3(a)(iii) hereof.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      "Final Closing Date" means the last Time of Delivery (as defined in the Purchase Agreement) of any Registrable Securities to the Purchaser pursuant to the Purchase Agreement.

      "Holder" means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

      "Indenture" means the Indenture, dated as of May 28, 2002, between the Company and The Bank of New York, as trustee, as amended and supplemented from time to time in accordance with its terms.

      "Liquidated Damages" has the meaning assigned thereto in Section 6(a) hereof.

      "NASD Rules" means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

      "Notes" means the senior unsecured debt securities, the principal amount of which is due and payable on November 15, 2007, of the Company issued under the Indenture.

      "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

      The term "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

      "Purchase Agreement" means the purchase agreement, dated as of May 22, 2002,

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 between the Purchaser and the Company relating to the SQUARZ Securities.

      "Purchaser" means the Purchaser named in Schedule I to the Purchase Agreement.

      "Registrable Securities" means (i) the SQUARZ Securities issued from time to time under the SQUARZ Agreement, (ii) the Notes, and (iii) the Underlying Common Stock; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

      "Registration Default" has the meaning assigned thereto in Section 6(a) hereof.

      "Remarketing" means any remarketing of the Notes pursuant to Article 6 of the SQUARZ Agreement.

      "Remarketing Agent" has the meaning assigned thereto in the SQUARZ Agreement.

      "Restricted Security" means (i) the SQUARZ Securities issued from time to time under the SQUARZ Agreement, (ii) the Notes, and (iii) the Underlying Common Stock, except any such security that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, or (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), is transferable within the volume limitations of paragraph (e) of such Rule 144 (or any successor provision) even if aggregated with all other Registrable Securities held by the Holder thereof, or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto).

      "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

      "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

      "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Company or the Holders, as applicable, of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

      "SQUARZ" has the meaning given to it in the Purchase Agreement.

      "SQUARZ Agreement" means the SQUARZ Agreement, dated as of May 28, 2002, between the Company and The Bank of New York, as the SQUARZ agent, as amended and supplemented from time to time in accordance with its terms.

      "SQUARZ Securities" means the SQUARZ (as defined in the SQUARZ Agreement) and the Stripped SQUARZ (as defined in the SQUARZ Agreement).

      "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended

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from time to time.

      "Underlying Common Stock" means the Common Stock issuable upon exercise of the Underlying Warrants.

      "Underlying Registered Warrant" means an Underlying Warrant that is exercised by a Holder that acquired the SQUARZ Security, of which such Underlying Warrant constitutes a part, pursuant to the Shelf Registration Statement.

      "Underlying Unregistered Warrant" means an Underlying Warrant that is exercised by a Holder that did not acquire the SQUARZ Security, of which such Underlying Warrant constitutes a part, pursuant to the Shelf Registration Statement.

      "Underlying Warrant" has the meaning assigned thereto in the SQUARZ Agreement.

      The term "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

      2.   Shelf Registration.

      (a) The Company shall, no later than 90 calendar days following the Closing Date, file with the Commission a Shelf Registration Statement relating to (i) the offer and sale of the Registrable Securities (other than Underlying Common Stock issuable upon exercise of Underlying Registered Warrants) by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and (ii) the offer and sale by the Company from time to time to the Holders of Underlying Registered Warrants of the Underlying Common Stock issuable upon exercise of Underlying Registered Warrants, and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act no later than 180 calendar days following the Closing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which be contrary in a material manner to the Company and its stockholders' best interests; provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

      (b)  The Company shall use its best efforts:

           (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of:

           (1) with respect to (A) the SQUARZ Securities and the Notes, 2 years after the Final Closing Date for any such securities, (B) Underlying Common Stock issuable upon exercise of Underlying Registered Warrants, the first date as of which no such Underlying Registered Warrants remain outstanding (whether due to exercise, expiration, cancellation, or otherwise), and (C) Underlying Common Stock issuable upon exercise of Underlying Unregistered Warrants, the earlier of (I) if an Underlying Unregistered Warrant has been exercised and no other Underlying Unregistered

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     Warrants remain outstanding (whether due to exercise, expiration, cancellation, or otherwise), 2 years following the last date as of which an Underlying Unregistered Warrant was exercised and (II) the first date on which no Underlying Unregistered Warrant has been exercised and no Underlying Unregistered Warrant remains outstanding (whether due to expiration, cancellation, or otherwise);

           (2) Holders are able to sell all Registrable Securities within the volume limitations of paragraph (e) of Rule 144 under the Securities Act (or any successor provision thereto);

           (3) the sale of all Registrable Securities registered under the Shelf Registration Statement that are held by Electing Holders (the period described in these clauses (1) - (3) being referred to herein as the "Effectiveness Period"); and

           (ii) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) hereof; and

           (iii) if at any time the Underlying Warrants, pursuant to Section 5.8(b) of the SQUARZ Agreement, are exercisable for securities other than Common Stock, to cause, or to cause any successor under the SQUARZ Agreement to cause, such securities to be included in the Shelf Registration Statement as promptly as practicable (if such securities are not or have not been included in another effective registration statement, such as in connection with the transaction by which the Underlying Warrants became exercisable for such securities, sufficient to provide the benefits of the Shelf Registration Statement).

      The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company takes any action in which the primary purpose is to cause Holders of Registrable Securities covered thereby to be unable to offer and sell any of such Registrable Securities during that period.

      (c) The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 360-day period if the Board of Directors of the Company shall have determined in good faith that: (i) the Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as a result of an event that has occurred or is continuing or (ii) the Company possesses material non-public information, the disclosure of which be contrary in a material manner to the Company and its stockholders' best interests, and prior to suspending such use the Company provides the Holders with written notice (by press release at the Company's election) of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

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       3.     Registration Procedures. In connection with the Shelf Registration
Statement, the following provisions shall apply:

       (a) (i) Not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

              (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the written request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

              (iii) The term "Electing Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

       (b) The Company shall furnish to each Electing Holder, who requests in writing, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to each Holder, who requests in writing, as soon as practicable after the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

       (c) The Company shall include or cause to be included in the Prospectus a provision that such Prospectus may be used by the Remarketing Agent in connection with any Remarketing of the Notes.

       (d) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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       (e)    The Company shall promptly advise each Electing Holder (by press release at the Company's election), and shall confirm such advice in writing if so requested by any such Electing Holder:

              (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News;

              (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

              (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

              (iv) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made); provided, however, that such notice need not specify the nature of any such event or state of facts.

       (f) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

       (g) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto.

       (h) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; provided that the Company may require reasonable evidence from any Electing Holder of its need for the number of copies requested; and the Company consents (except during the periods specified in Section 2(c) above or during the continuance of any event described in Section 3(e)(iv) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

       (i) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders in

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connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, provided that the Company may require reasonable evidence from any Electing Holder of its need to register or qualify in such jurisdictions, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be reasonably necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(i) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

       (j) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may reasonably request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

       (k) Upon the occurrence of any fact or event contemplated by Section 3(e)(iv) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Electing Holders of the occurrence of any fact or event contemplated by Section 3(e)(iv) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

       (l) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the SQUARZ Securities and Notes.

       (m) The Company shall use its best efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders (which, at the Company's election, may include posting on or making available through the Company's website) as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158).

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       (n)  Not later than the Effective Time of the Shelf Registration
Statement, the Company shall cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(n) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

       (o) The Company will use its best efforts to cause the Underlying Common Stock to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

       (p) In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall provide such nonconfidential information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

       (q) The Company shall use its best efforts to take all other steps reasonable and necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

       4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder's Registrable Securities pursuant to the Shelf Registration Statement.

       5.   Indemnification and Contribution.

       (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and if the Purchaser selects a single law firm acceptable to the Company (whose acceptance shall not be unreasonably withheld) to represent Indemnified Persons in connection with investigating or defending any such action or claim, the Company hereby agrees to reimburse such Indemnified Persons for any legal or other expenses reasonably incurred by them for such counsel in connection with such investigation or defense, as such expenses are incurred; provided, however, that the Company shall not be liable to any Indemnified Person in any case to the extent that any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

       (b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder's Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this
Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of Applicable Amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

       (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and
(ii) underwriter,
selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

       (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

       6.   Liquidated Damages.

       (a) Pursuant to Section 2(a) hereof, the Company may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would be contrary in a material manner to the Company and its stockholders' best interests. Notwithstanding any such postponement, if (i) on or prior to the 90th day following the Closing Date, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the 180th day following the Closing Date, such Shelf Registration Statement is not declared effective by the Commission (each, a "Registration Default"), the Company shall be required to pay an amount as liquidated damages that will accrue on, but only on, each SQUARZ and each Note that does not constitute a component of a SQUARZ (such amount on such Registrable Securities being "Liquidated Damages"), from and including the day following such Registration Default until such Shelf Registration Statement is either so filed or so filed and subsequently declared effective, as applicable, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the Applicable Amount, to and including the 90th day following such Registration Default and one-half of one percent (0.5%) thereof from and after the 91st day following such Registration Default.

       (b) In the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") for more than 30 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 12-month period, then the Company shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.5%) of the Applicable Amount from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period, as the case may be, that such Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) until the earlier of (i) the time the Shelf Registration Statement again becomes effective or the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (2) the time the Effectiveness Period expires. For the purpose of determining an Effective Failure, days on which the Company has been obligated to pay Liquidated Damages in accordance with the foregoing in respect of a prior Effective Failure within the applicable 90-day or 12-month period, as the case may be, shall not be included.

       (c) In the event the Company fails to file a post-effective amendment to the Shelf Registration Statement, or the post-effective amendment is not declared effective, within the periods required by Section 3, the Company shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.5%) of the Applicable Amount from and including the date of such Registration Default until such time as such Registration Default is cured.

       (d)  Any amounts to be paid as Liquidated Damages pursuant to paragraphs
(a), (b) or (c) of this Section 6 shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default.

       (e) The Liquidated Damages as set forth in this Section 6 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.5%) set forth above, regardless of whether one or multiple Registration Defaults exist.

       7.   Miscellaneous.

       (a) Amendments and Waivers. This Agreement, including this Section 7(a), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate Applicable Amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7(a), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

       (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchaser and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 6 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

       (c) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the SQUARZ Agreement.

       (d) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

       (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

       (i) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

       Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                                            Very truly yours,

                                            Berkshire Hathaway Inc.


                                            By:   /s/ Marc D. Hamburg
                                                 ------------------------------
                                                 Name: Marc D. Hamburg
                                                 Title: Vice President and Chief
                                                        Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.


By:   /s/ Goldman Sachs & Co.
      -----------------------------
      (Goldman, Sachs & Co.)

                                                                      Appendix A

                             Berkshire Hathaway Inc.

                         INSTRUCTION TO DTC PARTICIPANTS

                                (Date of Mailing)

                     URGENT - IMMEDIATE ATTENTION REQUESTED

                          DEADLINE FOR RESPONSE: [DATE]

       The Depository Trust Company ("DTC") has identified you as a DTC Participant through which beneficial interests in the Berkshire Hathaway Inc. (the "Company") [Title of Securities] (the "Securities") are held.

       The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

       It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline for response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact: [Name], Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131, [telephone number].

                             Berkshire Hathaway Inc.


                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire

                                     [Date]

               Berkshire Hathaway Inc. (the "Company") has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities (as defined below) in accordance with the Registration Rights Agreement, dated as of [date] (the "Registration Rights Agreement"), between the Company and the purchaser named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

               In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

               Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

               The term "Registrable Securities" is defined in the Registration Rights Agreement to mean (i) the securities issued from time to time under the SQUARZ Agreement, dated as of [date], between the Company and The Bank of New York (the "Agent"), as the SQUARZ agent, as amended and supplemented from time to time in accordance with its terms, (ii) the notes issued from time to time under the Indenture, dated as of [date], between the Company and the Agent, as trustee, as amended and supplemented from time to time in accordance with its terms, and (iii) the Company's Class A Common Stock and Class B Common Stock underlying the securities described in clause (i) above; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

               The term "Restricted Security" is defined in the Registration Rights Agreement to mean Registrable Securities, except any such securities that
(i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, or (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto).

                                    ELECTION

               The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

               Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Agent the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

               The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

(1)  (a)  Full Legal Name of Selling Securityholder:

          ______________________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:

          ______________________________________________________________________

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below are Held:

          ______________________________________________________________________

(2)       Address for Notices to Selling Securityholder:
                             __________________________________
                             __________________________________
                             __________________________________
          Telephone:         __________________________________
          Fax:               __________________________________
          Contact Person:    __________________________________

(3)       Beneficial Ownership of Registrable Securities:

          Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

     (a) Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned: _______________________________________

          CUSIP No(s). of such Registrable Securities: _________________________

          Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of any portion of Registrable Securities:
          ______________________________________________________________________

     (b) Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement: ____________________________________

          CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement: ________________________________________

          Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of any portion of Registrable Securities which are to be included in the Shelf Registration Statement: ________

(4)       Beneficial Ownership of Other Securities of the Company:

          Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any securities of the Company, other than the securities listed above in Item (3).

          State any exceptions here:

(5)       Relationships with the Company:

          Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

          State any exceptions here:


(6)       Plan of Distribution:

          Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item
          (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

          State any exceptions here:


               Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

               By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

               In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

               By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

               In accordance with the Selling Securityholder's obligation under
Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery or air courier guaranteeing overnight delivery as follows:

         (i)  To the Company:        Berkshire Hathaway Inc.
                                     1440 Kiewit Plaza
                                     Omaha, Nebraska 68131
                                     Attention: Chief Financial Officer

         (ii) With a copy to:        Munger, Tolles & Olson LLP
                                     355 South Grand Avenue
                                     35th Floor
                                     Los Angeles, California  90071
                                     Attention: R. Gregory Morgan, Esq.

               Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item
(3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

               IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ___________________


               _________________________________________________________________
               Selling Securityholder
               (Print/type full legal name of beneficial owner of Registrable Securities)



               By: _____________________________________________________________
                   Name:
                   Title:



PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY AT:

                           Berkshire Hathaway Inc.

                           1440 Kiewit Plaza

                           Omaha, Nebraska 68131

                           Attention: Chief Financial Officer

                                                                       Exhibit 1
                                                                   to Appendix A

              NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Attention: Chief Financial Officer

The Bank of New York
[Address of Trustee]

Attention: [Corporate Trust Services]

               Re:  Berkshire Hathaway Inc. (the "Company")
                    [Title of Securities] (the "Securities")

Dear Sirs:

               Please be advised that _____________________ has transferred ___________ Securities pursuant to an effective Registration Statement on Form S-3 (File No. 333-____) filed by the Company.

               We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or common stock is named as a selling securityholder in the Prospectus dated [date], or in amendments or supplements thereto, and that the Securities transferred are listed in such Prospectus as amended or supplemented opposite such owner's name.

Dated:

                                                Very truly yours,

                                                ________________________
                                                (Name)

                                        By:     ________________________
                                                (Authorized Signature)